Exhibit 99.1

Analyst Contacts:	Thad Vayda	News Release
+1 713-232-7551

Chris Kettmann
+1 713-232-7420

Media Contact:	Guy A. Cantwell	FOR RELEASE: August 30, 2011
+1 713-232-7647

TRANSOCEAN LTD. PROVIDES PRESENTATION

ZUG, SWITZERLAND—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) announced today, that in anticipation of participating at industry conferences and meetings with investors in September 2011, it has posted its most recent company presentation on its website at http://www.deepwater.com/fw/main/Presentations-733.html.

About Transocean

Transocean is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 134 mobile offshore drilling units as well as four High-Specification Jackups under construction, Transocean’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Transocean owns or operates a contract drilling fleet of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 25 Midwater Floaters, nine High-Specification Jackups, 51 Standard Jackups and one swamp barge.

For more information about Transocean, please visit our website at www.deepwater.com.

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